C4 Therapeutics Announces 2023 Strategic Priorities to Advance Portfolio of Targeted Protein Degradation Medicines
Phase 1/2 Trial of CFT7455, an IKZF1/3 MonoDAC™ Degrader, Continues to Progress with Phase 1 Dose Escalation Data Expected in 2H 2023; Enrollment Open for Arm Evaluating CFT7455 in Combination with Dexamethasone
Phase 1/2 Trial of CFT8634, a BRD9 BiDAC™ Degrader, Continues to Progress with Phase 1 Dose Escalation Data Expected in 2H 2023; Clinical Pharmacokinetic and Pharmacodynamic Data is Supportive of Proof of Mechanism
Phase 1/2 Trial of CFT1946, a BRAF-V600 BiDAC Degrader, Initiated in Solid Tumors
Cash, Cash Equivalents and Marketable Securities of $366.0 million as of September 30, 2022; Expected to Provide Runway to End of 2024
WATERTOWN, Mass., Jan. 9, 2023 (GLOBE NEWSWIRE) -- C4 Therapeutics, Inc. (C4T) (Nasdaq: CCCC), a clinical-stage biopharmaceutical company dedicated to advancing targeted protein degradation science to develop a new generation of small-molecule medicines and transform how disease is treated, today announced 2023 strategic priorities to advance its portfolio of targeted protein degradation medicines.
“In 2022, C4T progressed multiple oncology programs by initiating two clinical trials, sharing early clinical data from our lead program, and demonstrating the capabilities of our TORPEDO® platform to develop both MonoDAC and BiDAC degraders,” said Andrew Hirsch, president and chief executive officer of C4 Therapeutics. “Based on these achievements, 2023 will be an important year with clinical data expected from our two lead programs, CFT7455 and CFT8634. We are well-resourced to execute against our strategic priorities to advance four distinct oncology programs in the clinic by the end of 2023 and deliver on the promise of targeted protein degradation science for the benefit of patients.”
RECENT ACHIEVEMENTS AND ANTICIPATED 2023 OBJECTIVES
CFT7455: CFT7455 is an oral degrader of IKZF1/3 for the treatment of multiple myeloma (MM) and non-Hodgkin’s lymphomas (NHL).
Recent Achievements:
•Progression of the ongoing Phase 1/2 clinical trial with the opening of Arm B2, evaluating CFT7455 in combination with dexamethasone for the treatment of MM.
2023 Objectives:
•Continue dose escalation in Arms B1, B2 and C of the Phase 1/2 trial, evaluating CFT7455 as a single agent in MM, in combination with dexamethasone in MM, and as a single agent in NHL, respectively.
•Present Phase 1 dose escalation data from the ongoing Phase 1/2 trial of CFT7455 in MM in the second half of 2023.
CFT8634: CFT8634 is an oral degrader of BRD9 for the treatment of synovial sarcoma and SMARCB1-null solid tumors.

Recent Achievements:
•Pharmacokinetic (PK) and pharmacodynamic (PD) data from the initial escalation cohorts of the ongoing CFT8634 Phase 1/2 trial demonstrate dose proportional exposure, strong oral bioavailability and deep BRD9 degradation.
2023 Objectives:
•Continue dose escalation of the CFT8634 Phase 1/2 trial in synovial sarcoma and SMARCB1-null solid tumors.
•Present Phase 1 dose escalation data from the ongoing CFT8634 Phase 1/2 trial in the second half of 2023.
CFT1946: CFT1946 is an oral degrader targeting BRAF-V600 mutations for the treatment of solid tumors including non-small cell lung cancer (NSCLC), colorectal cancer and melanoma.
Recent Achievements:
•Initiated the Phase 1/2 trial of CFT1946 for the treatment of BRAF-V600 mutant cancers including NSCLC, colorectal cancer and melanoma.
2023 Objectives:
•Advance the dose escalation portion of the CFT1946 Phase 1/2 trial in BRAF-V600 mutant solid tumors.
•Present new preclinical data on the discovery and characterization of CFT1946 as a potent, selective, and orally bioavailable degrader for the treatment of BRAF-V600-driven cancers at a medical meeting in the first half of 2023.
CFT8919: CFT8919 is a potent and selective oral degrader of EGFR L858R for the treatment of NSCLC.
Recent Achievements:
•Completed investigational new drug (IND) enabling activities for CFT8919.
2023 Objectives:
•Submit an IND application for CFT8919 for the treatment of NSCLC in the first half of 2023.
CASH GUIDANCE
The company expects that its cash, cash equivalents and marketable securities as of September 30, 2022, together with anticipated collaboration expense reimbursements, but excluding any collaboration option or milestone payments, will enable the company to fund its operating plan to the end of 2024.
JP MORGAN PRESENTATION
C4T will present at the 41st Annual J.P. Morgan Healthcare Conference today, January 9, at 10:30 am PST (1:30 pm EST). A live webcast will be available under “Events & Presentations” in the Investors section of the company’s website at www.c4therapeutics.com.
About C4 Therapeutics
C4 Therapeutics (C4T) (Nasdaq: CCCC) is a clinical-stage biopharmaceutical company dedicated to delivering on the promise of targeted protein degradation science to create a new generation of medicines that transforms patients’ lives. C4T is leveraging its TORPEDO® platform to efficiently design and optimize small-molecule medicines that harness the body’s natural protein recycling system to rapidly degrade disease-causing proteins, offering the potential to overcome drug resistance, drug undruggable targets and improve patient outcomes. C4T is advancing multiple targeted oncology programs to the clinic and expanding its research platform to deliver the next wave of medicines for difficult-to-treat diseases. For more information, please visit www.c4therapeutics.com.
About CFT7455
CFT7455 is an orally bioavailable MonoDAC™ degrader designed to be highly potent and selective against its intended targets of Ikaros (IKZF1) and Aiolos (IKZF3). CFT7455 binds with high affinity to the E3 ligase adapter protein, cereblon, to target and degrade IKZF1/3 for the treatment of multiple myeloma and non-Hodgkin's lymphomas, including peripheral T cell lymphoma and mantle cell lymphoma. In early clinical data, CFT7455 demonstrated deep and durable degradation of IKZF1/3. C4T is enrolling patients in its ongoing Phase 1/2 clinical trial of CFT7455. More information about this trial may be accessed at www.clinicaltrials.gov (identifier: NCT04756726).
About CFT8634
CFT8634 is an orally bioavailable BiDAC™ degrader designed to be potent and selective against BRD9. BRD9 was previously considered an undruggable target due to the inability of bromodomain inhibitors to effectively treat cancers dependent on BRD9. Unlike BRD9 inhibition, BRD9 degradation has been shown to be efficacious in pre-clinical models of synovial sarcoma. C4T is enrolling patients in its ongoing Phase 1/2 clinical trial of CFT8634 for the treatment of synovial sarcoma and SMARCB1-null solid tumors. More information about this trial may be accessed at www.clinicaltrials.gov (identifier: NCT05355753).
About CFT1946
CFT1946 is an orally bioavailable BiDAC™ degrader designed to be potent and selective against BRAF-V600 mutant targets. In preclinical studies, CFT1946 is active in vivo and in vitro in models with BRAF-V600E-driven disease and in models resistant to BRAF inhibitors. C4T is advancing CFT1946 to the clinic to study treatment for BRAF-V600 mutant solid tumors including non-small cell lung cancer, colorectal cancer, and melanoma. C4T is enrolling patients in its ongoing Phase 1/2 clinical trial of CFT1946. More information about this trial may be accessed at www.clinicaltrials.gov (identifier: NCT05668585).
Forward-Looking Statements
This press release contains “forward-looking statements” of C4 Therapeutics, Inc. within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but may not be limited to, express or implied statements regarding our ability to develop potential therapies for patients; the design and potential efficacy of our therapeutic approaches; the predictive capability of our TORPEDO® platform in the development of novel, selective, orally bioavailable BiDAC™ and MonoDAC™ degraders; the potential timing, design and advancement of our pre-clinical studies and clinical trials, including the potential timing for regulatory authorization related to clinical trials and other clinical development activities including clinical trial commencement; our ability and the potential to successfully manufacture and supply our product candidates for clinical trials; our ability to replicate results achieved in our preclinical studies or clinical trials in any future studies or trials; regulatory developments in the United States and foreign countries; and our ability to fund our future operations. Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: uncertainties related to the initiation, timing, advancement and conduct of pre-clinical and clinical studies and other development requirements for our product candidates; the risk that any one or more of our product candidates will cost more to develop or may not be successfully developed and commercialized; and the risk that the results of pre-clinical studies and/or clinical trials will or will not be predictive of results in connection with future studies or trials. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in C4 Therapeutics’ most recent Annual Report on Form 10-K and/or Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and C4 Therapeutics undertakes no duty to update this information unless required by law.
Investor Contact:
Courtney Solberg
Senior Manager, Investor Relations
CSolberg@c4therapeutics.com
Media Contact:
Loraine Spreen
Director, Corporate Communications & Patient Advocacy
LSpreen@c4therapeutics.com